EXHIBIT 99.1

FreightCar America, Inc. Reports Fourth Quarter and Full Year 2021 Results

Fiscal Year 2021 revenue up 87% and year-end order book increased 67% versus 2020

Company expects continued strong progress in 2022 with sequential improvement in gross margin and is raising full year delivery guidance

CHICAGO, March 22, 2022 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (“FCA” or the “Company”) (NASDAQ: RAIL), a diversified manufacturer of railroad freight cars, today reported results for the fourth quarter and full year ended December 31, 2021.

Business Highlights

  Fourth quarter 2021 revenue of $75.0 million, up 23.8% year-over-year, on deliveries of 604 railcars
  Gross margin of $6.6 million, positive for the fifth consecutive quarter
  Manufacturing operating income of $4.9 million, positive for the third consecutive quarter
  Fourth quarter 2021 net income of $1.2 million, or $0.06 per share
  Fourth quarter 2021 Adjusted EBITDA of $1.2 million
  Quarter-end backlog totaled 2,323 railcars with an aggregate value of approximately $240.2 million
  2022 delivery outlook raised from between 2,350 and 2,650 railcars to between 2,600 and 2,900 railcars, versus 1,731 deliveries in fiscal 2021

“2021 was a year of many accomplishments for FreightCar America, most notably building a strong foundation for the future with the successful transition of our manufacturing footprint to Castaños, Mexico,” said Jim Meyer, President and Chief Executive Officer of FreightCar America. “We have already begun to see the benefits of the transition, as evidenced by positive gross margin for the fifth consecutive quarter and manufacturing operating income for the third consecutive quarter, despite persistent supply chain challenges and inflationary pressures.”

Meyer concluded, “The Company is on track to double its annual railcar production capacity to between 4,000 to 5,000 railcars during 2023, which we expect to be well timed with an increase in the railcar demand cycle. FreightCar America is now extremely well positioned for growth, and we are anticipating solid performance, starting in the first quarter of 2022. We believe that our performance in 2022 will demonstrate the true potential for the business.”

Fourth Quarter Results

  Consolidated revenues were $75.0 million in the fourth quarter of 2021, compared to $58.3 million in the third quarter of 2021 and $60.6 million in the fourth quarter of 2020. The Company delivered 604 railcars in the fourth quarter of 2021, compared to 505 railcars in the third quarter of 2021 and 477 railcars in the fourth quarter of 2020.
  Consolidated operating income for the fourth quarter of 2021 was $63 thousand, compared to operating loss of ($4.2) million in the third quarter of 2021 and operating loss of ($9.2) million in the fourth quarter of 2020.
  Net income attributable to FCA in the fourth quarter of 2021 was $1.2 million, or $0.06 per share, compared to net income of $0.7 million, or $0.03 per share, in the third quarter of 2021, and net loss of ($14.4) million, or ($0.87) per share, in the fourth quarter of 2020.
  Adjusted EBITDA for the fourth quarter of 2021 was $1.2 million, compared to Adjusted EBITDA loss of ($3.5) million for the third quarter of 2021 and $1.7 million for the fourth quarter of 2020. Adjusted EBITDA excludes the non-cash items summarized in the reconciliation table below.

Full Year 2021 Results

  Consolidated revenues were $203.1 million for the fiscal year 2021, compared to $108.4 million for the fiscal year 2020.
  The Company delivered 1,731 railcars in 2021, which included 1,354 new railcars and 377 rebuilt railcars. This compares to 751 railcars in 2020, which included 600 new railcars and 151 rebuilt railcars.
  Consolidated operating loss for 2021 was ($22.8) million, which included $6.5 million relating to restructuring and impairment charges and $0.2 million relating to impairment on leased railcars. Consolidated operating loss for 2020 was ($80.6) million, which included $18.3 million relating to restructuring and impairment charges and $19.0 million relating to impairment on leased railcars.
  Net loss attributable to FCA for 2021 was ($41.4) million, or ($2.00) per share, compared to net loss of ($84.4) million, or ($6.29) per share, in 2020.
  Inventories increased to $56.0 million from $38.8 million as of December 31, 2020, due to higher levels of production and raw material costs.
  Year-end total liquidity of $41.2 million included cash, cash equivalents, restricted cash equivalents and restricted certificates of deposit (“total cash”) of $26.2 million and $15 million available under the Deferred Draw Loan that closed in December 2021.

Strategic Priorities for Fiscal Year 2022

As announced on the Company’s Strategic Update call on February 8, 2022, the priorities for the year include:

  Achieve positive Adjusted EBITDA for the full year, based on the current market outlook
  Complete construction of a 162,000 square foot fabrication shop and expansion of the wheel and axle shop by mid-year 2022 to achieve substantial additional operational efficiencies
  Complete construction of additional production lines, doubling annual capacity to between 4,000 and 5,000 railcars by early 2023

Fourth Quarter 2021 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, March 22, 2022 at 11:00 a.m. (Eastern Time) to discuss its fourth quarter and year end 2021 financial results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available on the Company’s website at:

Event URL: https://viavid.webcasts.com/starthere.jsp?ei=1526555&tp_key=25591acd64

Please note that the webcast is listen-only and webcast participants will not be able to participate in the question and answer portion of the conference call. Interested parties may also participate in the call by dialing (877) 407-0789 or (201) 689-8562 and entering the passcode 13726699. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:00 p.m. (Eastern Time) on March 22, 2022, until 12:00 a.m. (Eastern Time) on Tuesday, April 5, 2022. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13726699. An audio replay of the call will be available on the Company’s website within two days following the earnings call.

About FreightCar America

FreightCar America, Inc. is a diversified manufacturer of railroad freight cars that also supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality railcars, including open top hopper cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars and coal cars, and also specializes in the conversion of railcars for repurposed use. FreightCar America is headquartered in Chicago, Illinois and has facilities in the following locations: Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the potential financial and operational impacts of the COVID-19 pandemic; the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

INVESTOR & MEDIA CONTACT	Lisa Fortuna or Stephen Poe
E-MAIL	RAIL@alpha-ir.com
TELEPHONE	312-445-2870

FreightCar America, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2021	December 31, 2020
Assets	(in thousands, except for share and per share data)
Current assets
Cash, cash equivalents and restricted cash equivalents	$26,240	$54,047
Restricted certificates of deposit	-	182
Accounts receivable, net of allowance for doubtful accounts of $323 and $1,235, respectively	9,571	9,421
VAT receivable	31,136	4,462
Inventories, net	56,012	38,831
Assets held for sale	-	10,383
Related party asset	8,680	-
Prepaid expenses	5,087	3,652
Total current assets	136,726	120,978
Property, plant and equipment, net	18,236	19,642
Railcars available for lease, net	20,160	20,933
Right of use asset	16,669	18,152
Other long-term assets	8,873	3,037
Total assets	$200,664	$182,742
Liabilities and Stockholders’ Equity
Current liabilities
Accounts and contractual payables	$41,185	$17,840
Related party accounts payable	8,870	814
Accrued payroll and other employee costs	2,912	2,505
Reserve for workers' compensation	1,563	2,645
Accrued warranty	2,533	5,216
Customer deposits	3,300	4,351
Deferred income state and local incentives, current	1,291	2,219
Lease liability, current	1,955	11,635
Current portion of long-term debt	-	17,605
Other current liabilities	5,711	6,319
Total current liabilities	69,320	71,149
Long-term debt, net of current portion	79,484	37,668
Warrant liability	32,514	12,730
Accrued pension costs	35	7,046
Deferred income state and local incentives, long-term	1,216	2,503
Lease liability, long-term	16,617	18,549
Other long-term liabilities	3,134	2,600
Total liabilities	202,320	152,245
Stockholders’ (deficit) equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting), 0 shares issued and outstanding at December 31, 2021 and December 31, 2020)	-	-
Common stock, $0.01 par value, 50,000,000 shares authorized, 15,947,228 and 15,861,406 shares issued at December 31, 2021 and December 31, 2020, respectively	190	159
Additional paid in capital	83,742	82,064
Treasury stock, at cost, 0 and 327,577 shares at December 31, 2021 and December 31, 2020, respectively	-	(1,344)
Accumulated other comprehensive loss	(5,522)	(11,763)
Accumulated deficit	(80,066)	(38,619)
Total stockholders' (deficit) equity	(1,656)	30,497
Total liabilities and stockholders’ equity	$200,664	$182,742

FreightCar America, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(In thousands, except for share and per share data)
Revenues	$75,019	$60,590	$203,050	$108,447
Cost of sales	68,412	55,066	191,592	121,949
Gross profit (loss)	6,607	5,524	11,458	(13,502)
Selling, general and administrative expenses	6,386	8,710	27,532	29,815
Impairment on leased railcars	158	18,951	158	18,951
Restructuring and impairment charges	-	(12,925)	6,530	18,325
Operating income (loss)	63	(9,212)	(22,762)	(80,593)
Interest expense	(4,041)	(1,554)	(13,317)	(2,225)
Gain (loss) on change in fair market value of warrant liability	4,075	(3,657)	(14,894)	(3,657)
Gain on extinguishment of debt	(7)	-	10,122	-
Other income	327	58	817	576
Income (loss) before income taxes	417	(14,365)	(40,034)	(85,899)
Income tax provision (benefit)	(748)	277	1,413	199
Net income (loss)	1,165	(14,642)	(41,447)	(86,098)
Less: Net loss attributable to noncontrolling interest in JV	-	(259)	-	(1,655)
Net income (loss) attributable to FreightCar America	$1,165	$(14,383)	$(41,447)	$(84,443)
Net income (loss) per common share attributable to FreightCar America- basic	$0.06	$(0.87)	$(2.00)	$(6.29)
Net income (loss) per common share attributable to FreightCar America- diluted	$0.06	$(0.87)	$(2.00)	$(6.29)
Weighted average common shares outstanding – basic	21,786,335	16,508,200	20,766,398	13,432,428
Weighted average common shares outstanding – diluted	23,197,856	16,508,200	20,766,398	13,432,428

FreightCar America, Inc.
Segment Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Manufacturing	$71,731	$58,048	$192,807	$98,706
Corporate and Other	3,288	2,542	10,243	9,741
Consolidated revenues	$75,019	$60,590	$203,050	$108,447

Operating income (loss):
Manufacturing	$4,861	$(2,097)	$(757)	$(59,031)
Corporate and Other	(4,798)	(7,115)	(22,005)	(21,562)
Consolidated operating income (loss)	$63	$(9,212)	$(22,762)	$(80,593)

FreightCar America, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities	(in thousands)
Net loss	$(41,447)	$(86,098)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Restructuring and impairment charges	6,530	18,325
Depreciation and amortization	4,304	9,202
Non-cash lease expense on right-of-use assets	1,483	7,063
Recognition of deferred income from state and local incentives	(2,215)	(2,219)
Loss on change in fair market value for warrant liability	14,894	3,657
Impairment on leased railcars	158	18,951
Stock-based compensation recognized	2,977	1,034
Non-cash interest expense	5,502	1,023
Gain on extinguishment of debt	(10,122)	-
Other non-cash items, net	529	4,192
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(150)	(2,430)
VAT receivable	(24,675)	(4,462)
Inventories	(12,369)	(17,942)
Other assets	(674)	1,763
Related party asset, net	(624)	813
Accounts and contractual payables	7,878	3,162
Accrued payroll and employee benefits	487	(2,027)
Income taxes payable	349	1,127
Accrued warranty	(2,683)	(3,172)
Lease liability	(2,106)	(11,553)
Customer deposits	(1,051)	(772)
Other liabilities	(1,571)	1,812
Accrued pension costs and accrued postretirement benefits	(801)	(354)
Net cash flows used in operating activities	(55,397)	(58,905)
Cash flows from investing activities
Purchase of restricted certificates of deposit	-	(4,219)
Maturity of restricted certificates of deposit	182	7,806
Purchase of property, plant and equipment	(2,290)	(9,849)
Proceeds from sale of property, plant and equipment and railcars available for lease	433	170
Net cash flows used in investing activities	(1,675)	(6,092)
Cash flows from financing activities
Proceeds from issuance of long-term debt	16,000	50,000
Deferred financing costs	(1,688)	(3,811)
Borrowings on revolving line of credit	48,400	6,874
Repayments on revolving line of credit	(33,378)	(95)
Cash paid to acquire JV non-controlling interest	-	(172)
Employee stock settlement	(12)	(9)
Payment for stock appreciation rights exercised	(57)	-
Net cash flows provided by financing activities	29,265	52,787
Net decrease in cash and cash equivalents	(27,807)	(12,210)
Cash, cash equivalents and restricted cash equivalents at beginning of year	54,047	66,257
Cash, cash equivalents and restricted cash equivalents at end of year	$26,240	$54,047
Supplemental cash flow information
Interest paid	$6,537	$421
Income tax refunds received, net of payments	$5	$938
Stock issued for acquisition	$-	$3,237
Non-cash transactions
Change in unpaid construction in process	$122	$(489)
Accrued PIK interest paid through issuance of PIK Note	$1,278	$-
Issuance of warrants	$4,891	$9,073

FreightCar America, Inc.
Reconciliation of income before taxes to EBITDA(1) and Adjusted EBITDA(2)
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,		Year Ended December 31,
	2021	2020	2021		2021	2020

Income (loss) before income taxes	$417	$(14,365)	$2,256		$(40,034)	$(85,899)
Depreciation & Amortization	1,000	1,248	1,108		4,304	9,202
Interest Expense, net	4,041	1,554	3,562		13,317	2,225
EBITDA	5,458	(11,563)	6,926		(22,413)	(74,472)

Change in Fair Value of Warrant (a)	(4,075)	3,657	293		14,894	3,657
Restructuring and impairment (b) charges (b)	-	(12,925)	-	-	6,530	18,325
Impairment of leased railcars (c)	158	18,951	-		158	18,951
Loss/(Gain) on extinguishment of debt (d)	7	-	(10,129)		(10,122)	-
Alabama Grant Amortization (e)	(551)	(555)	(555)		(2,216)	(2,219)
Transaction Costs (f)	-	322	196		491	465
Consulting Costs (g)	129	-	-		129	-
Retention & Success Bonuses (h)	-	2,211	-		-	3,130
Legal Reserve (i)	256	-	-		756	-
Plant Transition Costs (j)	-	1,252	-		2,386	2,239
Stock Based Compensation	148	455	(133)		2,977	1,034
Other, net	(327)	(58)	(145)		(817)	(576)
Adjusted EBITDA	$1,203	$1,747	$(3,547)		$(7,247)	$(29,466)

(1)   EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2)   Adjusted EBITDA represents EBITDA before the following charges:

a)   This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)   The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities.
c)   During the fourth quarters of 2020 and 2021, the Company recorded a non-cash impairment charge on its leased railcar fleet.
d)   The Company recorded a non-cash gain on extinguishment of debt in 2021.
e)   The Company amortizes deferred grant income to cost of goods sold that represents a non-cash reduction to its gross margin (loss).
f)   The Company incurred certain costs during 2021 for nonrecurring professional services associated with its financing arrangements.
g)   The Company incurred certain non-recurring consulting costs during the fourth quarter of 2021.
h)   During 2020, the Company incurred costs related to retention and success bonus programs for certain employees during its restructuring.
i)   During the first and fourth quarters of 2021, the Company recognized charges related to a legal dispute.
j)   During 2020, the Company implemented a program to shift production originally planned for its U.S. plants to its Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.